EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in The Walt Disney Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Los Angeles, California

November 20, 2008